[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.54

Amendment No. 2

to

Sodium Gamma Hydroxybutyrate

Development and Supply Agreement

This Amendment No. 2 (the “Amendment”) to the Sodium Gamma Hydroxybutyrate Development and Supply Agreement dated November 6, 1996, as amended, is entered into as of March 30, 2007 (the “Execution Date”) between Jazz Pharmaceuticals, Inc., a Delaware corporation (“Jazz Pharmaceuticals”) and Lonza, Inc., a New York corporation (“Supplier”).

RECITALS

WHEREAS, Supplier and Orphan Medical, Inc., a Delaware corporation (“Orphan Medical”), have previously executed the Sodium Gamma Hydroxybutyrate Development and Supply Agreement dated as of November 6, 1996, as amended by Amendment No. 1 dated February 7, 2005 (collectively, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement;

WHEREAS, pursuant to Section 18.5 of the Agreement, Orphan Medical assigned its rights and obligations under the Agreement to Jazz Pharmaceuticals and all references to “Orphan Medical” in the Agreement therefore have been replaced by “Jazz Pharmaceuticals”; and

WHEREAS, in accordance with Section 18.4 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth hereinafter and in the Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, Jazz Pharmaceuticals and Supplier hereby agree as follows:

1.	Amendment of the Definitions. Jazz Pharmaceuticals and Supplier hereby amend Article 1 of the Agreement as follows:

1.1	The definition of “Contract Year” set forth in Section 1.3 is amended and restated in its entirety to read as follows:

“1.3 “Contract Year” means each twelve (12) month period during the term of this Agreement starting on [ * ] and ending on [ * ].”

1.2	A new definition of “Quota” is hereby added to Article 1 as follows:

“1.25 “Quota” means the manufacturing quota quantity of the Drug allotted by the DEA to Supplier in a Contract Year in order for Supplier to perform the services hereunder.”

2.	Section 5.5 and 5.6 remain as stated in the Sodium Gamma Hydroxybutyrate Development and Supply Agreement dated as of November 6, 1996

3.	Amendment of Forecasts, Orders and Deliveries. Jazz Pharmaceuticals and Supplier hereby amend and restate Section 6.1 of the Agreement in its entirety as follows:

“6.1 No later than the [ * ] of each [ * ] during the term of the Agreement, Jazz Pharmaceuticals shall furnish to Supplier a written rolling [ * ] forecast of Jazz Pharmaceuticals’ anticipated purchases, including shipment dates, of the Drug (the “Forecast”). The first [ * ] covered in each [ * ] Forecast provided shall constitute a firm order (each, a “Firm Order”); the remaining [ * ] covered by each Forecast shall be a non-binding estimate only. Each Forecast shall cover a [ * ] forecast period starting the [ * ] day of the [ * ] that is [ * ] after the [ * ] in which Jazz Pharmaceuticals provided such Forecast to Supplier. By way of example, the Forecast which Jazz Pharmaceuticals provides by [ * ] shall cover the period from [ * ] until [ * ]. For amounts of the Drug set forth in the Forecast, Jazz Pharmaceuticals and Supplier realize that the Quota may restrict manufacturing and hence delivery of shipments throughout the calendar year for which such Quota applies. If the Quota restricts, and is anticipated to restrict, Supplier’s ability to meet the manufacturing requirements set forth in the Forecast, Supplier will promptly notify Jazz Pharmaceuticals and the parties will meet and agree on a plan to resolve the anticipated shortfall in requested Drug within 30 days.

(a) To ensure an uninterrupted supply of the Drug and to mitigate manufacturing delays caused by the Quota, Supplier agrees to use its [ * ] efforts to [ * ] of Drug (the “[ * ]”) for purchase by Jazz Pharmaceuticals based upon the Quota in such calendar year. The [ * ] for any calendar year shall be calculated as follows:

Quota	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

The inventory must be moved every calendar year, if at any time, the [ * ] in inventory [ * ]; which could equate to a portion of the inventory, Jazz Pharmaceuticals agrees to [ * ] for the [ * ].

Notwithstanding the above, the parties acknowledge that the DEA has ultimate control of the amount of the Drug that can be produced each calendar year.

(b) Supplier agrees to use its [ * ] efforts to obtain from the DEA the manufacturing quota of the Drug requested by Jazz Pharmaceuticals in a Contract Year including, but not limited to, any additional manufacturing quota amounts of the Drug that Jazz Pharmaceuticals may request Supplier to obtain during the Contract Year.

(c) Supplier acknowledges that in connection with seeking additional manufacturing quota of the Drug from the DEA pursuant to Section 6.1(b) above, Jazz Pharmaceuticals may wish to reserve capacity in addition to the capacity required to manufacture the Forecast. Accordingly, Jazz Pharmaceuticals will notify Supplier at least [ * ] in advance if it wishes to reserve additional capacity to manufacture additional Drug that is subject to the approval of the DEA of additional manufacturing quota of the Drug. If the reserve capacity is not needed because of quota restrictions or other, Jazz Pharmaceuticals will [ * ]. If the reserve capacity is needed in a quota restricted situation, but the expected campaign is smaller than indicated, Jazz Pharmaceuticals will [ * ]. In either case, [ * ]; however, the fees [ * ] or, [ * ], then Jazz Pharmaceuticals will be [ * ] if Supplier can [ * ].

(d) Supplier shall provide or purchase all materials and supplies necessary to manufacture the Drug. Supplier shall manufacture the Drug in accordance with the Specifications, the Validation Protocol and applicable cGMPs and shall package, label and/or otherwise prepare the Drug for bulk delivery to a Jazz Pharmaceuticals designated drug product manufacturer. Supplier further agrees that the Drug shall meet FDA, European, and Canadian standards and specifications. The International Conference on Harmonization (ICH) guidelines will be followed for development and manufacturing decisions.”

4.	Amendment to Choice of Law. Jazz Pharmaceuticals and Supplier hereby amend and restate Section 18.1 of the Agreement in its entirety as follows:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“18.1 Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of New York, without regard to its conflict of laws provisions.”

5.	Amendment to Notices. Jazz Pharmaceuticals and Supplier hereby amend Section 18.2 of the Agreement to replace the address set forth for Jazz Pharmaceuticals set forth in Section 18.2 with the following addresses:

“If to Jazz Pharmaceuticals:	Jazz Pharmaceuticals, Inc. 3180 Porter Drive Palo Alto, California 94304 Attn: Director of Manufacturing Fax: (650) 496-2641

with a copy to:	Jazz Pharmaceuticals, Inc. 3180 Porter Drive Palo Alto, California 94304 Attn: General Counsel Fax: (650) 496-3781”

Amendment of Appendix H. Appendix H of the Agreement is hereby deleted in its entirety and hereby replaced with the following, which is attached hereto as Exhibit A. Pricing is for 2007. However, Supplier will use its [ * ] efforts to make improvements to the manufacturing process which would result in reduced costs and thus reduced pricing to Jazz Pharmaceuticals.

6.	Acknowledgement of Contract Year. Jazz Pharmaceuticals and Supplier acknowledge and agree that the Contract Year that commenced on [ * ] under the Agreement shall continue until [ * ] and thereafter each Contract Year shall commence on [ * ] and end on [ * ].

7.	No Other Changes. Except as provided in this Amendment, the Agreement remains in full force and effect as originally executed.

8.	Headings. Headings in this Amendment are for convenience of reference only and shall not be considered in construing this Amendment.

9.	Severability. If any provision of this Amendment is held unenforceable by a court or tribunal of competent jurisdiction because it is invalid or conflicts with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. In such event, the parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

10.	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission shall be deemed to be original signatures.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the Execution Date.

Jazz Pharmaceuticals, Inc.		Lonza, Inc.

By:	/s/ Carol A. Gamble	By:	/s/ Vincent DiVito

Its:	Senior V.P. & General Counsel	Its:	V.P. and Chief Financial Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Appendix H

Revised Drug Price

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.